Exhibit 5.1


                   Jones, Walker, Waechter
                     Poitevent, Carrere &
                           Denegre



                        April 12, 1997

Gulf Island Fabrication, Inc.
583 Thompson Road
Houma, Louisiana 70363

          re: Gulf Island Fabrication, Inc.
              Registration Statement on Form S-1
              2,300,000 Shares of Common Stock

Gentlemen:

     We have acted as your counsel in connection with the
preparation  of  the  registration  statement on Form S-1
(the "Registration Statement") originally  filed  by Gulf
Island   Fabrication,   Inc.  (the  "Company")  with  the
Securities and Exchange Commission (the "Commission"), on
February 14, 1997 (Registration No. 333-21863), with respect to the registration of 2,300,000 shares of Common
Stock no par value per share (the "Shares"), of the Company.

     In   so  acting,  we  have  examined  originals,  or
photostatic  or  certified copies, of such records of the
Company, certificates  of  officers of the Company and of
public officials, and such other  documents  as  we  have
deemed  relevant.   In  such examination, we have assumed
the genuineness of all signatures,  the  authenticity  of
all   documents   submitted   to  us  as  originals,  the
conformity  to  original  documents   of   all  documents
submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based upon the foregoing, we are of the opinion that the Shares, when issued and sold upon the terms described in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We  consent  to  the filing of this opinion,  as  an
exhibit  to  the  Registration   Statement   and  to  the
reference to us in the prospectus included therein  under
the caption "Legal Matters."  In giving this consent,  we
do  not  admit that we are within the category of persons
whose  consent   is  required  under  Section  7  of  the
Securities Act of 1933, as amended, or the general rules and regulations of the Commission promulgated thereunder.

                             Very truly yours,


                             /s/ Jones, Walker, Waechter,
                                 Poitevent, Carrere & Denegre

                             JONES, WALKER, WAECHTER, POITEVENT,
                               CARRERE & DENEGRE, L.L.P.